Exhibit 99.4

SealedMedia Limited

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 29, 2006, Stellent completed its acquisition of 100% of the outstanding shares of SealedMedia Limited. In connection with the acquisition Stellent paid $10 million in cash and $0.5 million in acquisition-related transaction fees and expenses for a total purchase price of approximately $10.5 million.

In addition to the initial closing payment, Stellent may be obligated to make additional contingent earnout payments based on SealedMedia achieving certain revenue objectives over the next nine months from the acquisition date. The earnout payments would be made during our third, first and second quarter of our fiscal years 2007 and 2008. Such earnout payments are capped at $5 million.

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of our acquisition of SealedMedia on July 29, 2006 (the “Transaction”) on our historical financial position and our results of operations. We have derived our historical financial data for the year ended March 31, 2006 from our audited financial statements included in the Annual Report on Form 10-K for the year ended March 31, 2006. We have derived our historical financial data as of and for the three months ended June 30, 2006 from our unaudited condensed financial statements included in the Form 10-Q for the quarter ended June 30, 2006. We have derived SealedMedia’s historical financial data for the years ended June 30, 2006 and 2005 from the unaudited condensed balance sheet included in this Form 8-K/A.  We compiled SealedMedia’s historical three month period ended March 31, 2006 statement of operations from the Company’s books and records.  The historical financial statements of SealedMedia have been translated into US dollars using the exchange rate of ..5409 for purposes of the June 30, 2006 unaudited condensed pro forma balance sheet and an average rate of .5500 and .5704 for purposes of the unaudited combined condensed pro forma statements of operations for the year ended March 31, 2006 and for the three-month period ended June 30, 2006, respectively.

The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2006 and the three months ended June 30, 2006 assume that the Transaction took place on April 1, 2005. The unaudited pro forma condensed combined balance sheet as of June 30, 2006 assumes that the Transaction took place on that date.   For purposes of preparing the unaudited pro forma combined condensed statement of operations for the year ended March 31, 2006, SealedMedia’s year ended December 31, 2005, is combined with Stellent’s fiscal year ended March 31, 2006.  For purposes of preparing the pro forma combined condensed statement of operations for the three month interim period ended June 30, 2006, SealedMedia’s three month period ended March 31, 2006, is combined with Stellent’s three month period ended June 30, 2006.  The pro forma financial information provided is all in accordance with the rules of the Securities and Exchange Commission due to the close proximity of the periods presented.

The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Transaction occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. In addition, Stellent and SealedMeida may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the acquisition.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances and which are expected to have a continuing effect on the combined results. A final determination of fair values relating to the SealedMedia acquisition may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of SealedMedia that exist as of the date of the completion of the SealedMedia acquisition. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes contained in the annual, quarterly and other reports filed by us with the SEC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF STELLENT AND SEALEDMEDIA

June 30, 2006

	Historical		Pro Forma
	Stellent	SealedMedia	Adjustments		Combined
	(In thousands)
ASSETS
Current assets:
Cash, restricted cash, cash equivalents, and short-term marketable securities	$ 64,641	$ 66	$ (10,500	)(1)	$ 54,207
Accounts receivable, net	31,320	708	—		32,028
Prepaid royalties	941	—	—		941
Prepaid expenses and other current assets	4,512	532	—		5,044

Total current assets	101,414	1,306	(10,500)		92,220

Long-term marketable securities	17,112	—	—		17,112
Property and equipment, net	7,822	58	—		7,880
Prepaid royalties, net of current	923	—	—		923
Goodwill	74,409	—	8,360	(3)	82,769
Other acquired intangible assets, net	4,003	—	2,580	(2)	6,583
Other	866	—	—		866

	$ 206,549	$ 1,364	$ 440		$ 208,353

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 3,072	$ 242	$ —		$ 3,314
Deferred revenues, current portion	20,143	937	—		21,080
Commissions payable	3,839	—	—		3,839
Accrued expenses and other	7,442	574	—		8,016
Current portions of obligations under capital leases	473	51	—		524

Total current liabilities	34,969	1,804	—		36,773

Deferred revenue, net of current portion	1,079	—	—		1,079
Deferred rent, net of current portion	1,264	—	—		1,264
Obligations under capital leases, net of current portions	281	—	—		281

Total liabilities	37,593	1,804	—		39,397

Shareholders’ equity:
Common stock	294	1	(1	)(1)	294

Additional paid-in capital	254,381	51,877	(51,877	)(1)	254,381

Unearned compensation	(123)	—	—		(123)
Accumulated deficit	(85,793)	(51,386)	51,386	(1)	(85,793)
Accumulated other comprehensive income	197	(932)	932	(1)	197

Total shareholders’ equity	168,956	(440)	440		168,956

Total liabilities and shareholders’ equity	$ 206,549	$ 1,364	$ 440		$ 208,353

See notes to unaudited pro forma combined consolidated financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF STELLENT AND SEALEDMEDIA

For the year ended March 31, 2006

	Historical		Pro Forma
	Stellent	SealedMedia	Adjustments	Combined
	(In thousands, except per share data)
Revenues:
Product licenses	$ 56,950	$ 2,441	$ —	$ 59,391
Services	26,836	312	—	27,148
Post-contract support	39,599	1,079	—	40,678

Total revenues	123,385	3,832	—	127,217

Cost of Revenues:
Product licenses	3,886	—	—	3,886
Services	25,046	67	—	25,113
Post-contract support	7,269	330	—	7,599
Amortization of capitalized software from acquisitions	1,879	—	400 (4)	2,279

Total cost of revenues	38,080	397	400	38,877

Gross Profit	85,305	3,435	(400)	88,340

Operating Expenses:
Sales and marketing	46,787	2,830	—	49,617
General and administrative	12,282	1,476	—	13,758
Research and development	20,153	2,376	—	22,529
Amortization of acquired intangible assets, unearned compensation and other	626	—	79 (4)	705
Restructuring Charges	1,123	—	—	1,123

Total operating expenses	80,971	6,682	79	87,732

Income (loss) from Operations	4,334	(3,247)	(479)	608

Interest and other income, net	2,181	6	—	2,187

Net income (loss) before income taxes	$ 6,515	$ (3,241)	$ (479)	$ 2,795
Provision (tax benefit) for income taxes	173	(292)	292 (6)	173
Net income (loss)	$ 6,342	$ (2,949)	$ (771)	$ 2,622

Net income (loss) per common share:
Basic	$ .22			$ .09

Diluted	$ .21			$ .09

Weighted average shares outstanding:
Basic	28,266			28,266

Diluted	29,615			29,615

See notes to unaudited pro forma combined consolidated financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF STELLENT AND SEALEDMEDIA

For the three months ended June 30, 2006

	Historical		Pro Forma
	Stellent	SealedMedia	Adjustments		Combined
	(In thousands, except per share data)
Revenues:
Product licenses	$ 14,353	$ 224	$ —		$ 14,577
Services	7,679	274	—		7,953
Post-contract support	10,310	55	—		10,365

Total revenues	32,342	553	—		32,895

Cost of Revenues:
Product licenses	828	9	—		837
Services	6,903	88			6,991
Post-contract support	1,725	188			1,913
Amortization of capitalized software from acquisitions	307	—	100	(5)	407

Total cost of revenues	9,763	285	100		10,148

Gross Profit	22,579	268	(100)		22,747

Operating Expenses:
Sales and marketing	12,358	678	—		13,036
General and administrative	3,196	498	—		3,694
Research and development	5,518	550	—		6,068
Amortization of acquired intangible assets, unearned compensation and other	93	—	20	(5)	113

Total operating expenses	21,165	1,726	20		22,911

Income (loss) from Operations	1,414	(1,458)	(120)		(164)

Interest and other income, net	749	(1)	—		748

Net income (loss) before income taxes	$ 2,163	$ (1,459)	$ (120)		$ 584
Provision (tax benefit) for income taxes	63	3	(3	)(6)	63
Net income (loss)	$ 2,100	$ (1,462)	$ (117)		$ 521

Net income (loss) per common share:
Basic	$ .07				$ .02

Diluted	$ .07				$ .02

Weighted average shares outstanding:
Basic	29,524				29,524

Diluted	31,154				31,154

See notes to unaudited pro forma combined consolidated financial statements

Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to SealedMedia’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of completion of the SealedMedia acquisition. The estimated consideration is allocated as follows:

Cash		10,000
Direct transaction costs		500
Total purchase price		$ 10,500
Assets and liabilities acquired/assumed
Cash and cash equivalents	$ 172
Accounts receivable, net	92
Prepaid expenses and other current assets	165
Property and equipment, net	90
Accounts payable	(182)
Accrued liabilities	(1,478)
Deferred Revenue	(883)
Net liabilities assumed		(2,024)
Intangible assets
Core Technology	2,000
Trade name	80
Customer base	500
Total intangible assets acquired		2,580
Goodwill		9,944
Total		$ 10,500

The following values have been allocated to the intangible assets based on their preliminary fair values as determined by the appraisal: $2.0 million to core technology, $0.8 million to trade name and trademarks and $0.5 million to customer base. The excess of the total purchase price over preliminary fair values of all identifiable assets acquired, net of liabilities, amounted to $9.9 million.

A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of SealedMedia that exist as of the date of the completion of the SealedMedia acquisition. The final valuation may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data. Among the factors that could affect the preliminary fair value estimates are changes in the amounts allocated to core technology and other intangible assets, changes in the net realizable value of assets, and changes in accrued liability and accounts payable balances.

(1)

Represents the acquisition of 100% of the share capital of SealedMedia as of July 31, 2006 in exchange for $10 million in cash and $0.5 million of other direct acquisition costs. The exchange resulted in the elimination of SealedMedia’s historical equity accounts at June 30, 2006.

(2)

Of the total estimated purchase price, $2.6 million has been allocated to core technology, customer base and trade name that are expected to be amortized over a weighted average life of 6.0 years. This adjustment is preliminary and is based on management’s estimates. The amount ultimately allocated to intangible assets may differ materially from this preliminary allocation.

31

Identification and allocation of value to the identified intangible assets was based on the provisions of Statement of Financial Accounting Standard No. 141, “Business Combinations,” (“FAS 141”). The fair value of the identified intangible assets was estimated by performing a discounted cash flow analysis using the “income” approach. This method includes a forecast of direct revenues and costs associated with the respective intangible assets and charges for economic returns on tangible and intangible assets utilized in cash flow generation. Net cash flows attributable to the identified intangible assets are discounted to their present value at a rate commensurate with the perceived risk. The projected cash flow assumptions considered contractual relationships, customer attrition, eventual development of new technologies and market competition.

The estimates of expected useful lives are based on guidance from FAS No. 141 and take into consideration the effects of competition, regulatory changes and possible obsolescence. The useful lives of technology rights are based on the number of years in which net cash flows have been projected. The useful lives of customer base were estimated based upon estimated customer attrition rates.

(3)

Of the total purchase price, $8.4 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets acquired. SealedMedia technology will provide us with greater diversity of encryption technology products and enhanced research and development capability, which will allow us to pursue an expanding enterprise digital rights management market opportunity. These opportunities were significant contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but will be reviewed at least annually for impairment, or more frequently if certain triggering events occur. In the event that management determines that the value of goodwill has become impaired, the Company will incur an expense in the amount of the impairment during the fiscal quarter in which the determination is made.

(4)

Adjustment to record twelve months of amortization expense of acquired intangibles of $479,000. The pro forma adjustment includes an estimate for amortization of identifiable intangible assets with finite lives that would have been recorded during the year ended March 31, 2006 covered by the pro forma condensed combined statements of operations relating to the acquisition of SealedMedia. The identifiable intangible assets are being amortized over a 5 to 8 years.

(5)

Adjustment to record three months of amortization expense of acquired intangibles of $120,000. The pro forma adjustment includes an estimate for amortization of identifiable intangible assets with finite lives that would have been recorded during the three months ended June 30, 2006 covered by the pro forma condensed combined statements of operations relating to the acquisition of SealedMedia. The identifiable intangible assets are being amortized over periods ranging from 5 to 8 years.

(6)

Adjustment to record the removal of a research and development tax credit and other tax loss carry forwards recognized by SealedMedia during the twelve month period ended December 31, 2005 and for the three month period ended March 31, 2006, as a result of the combined entities and our ability to receive an actual tax credit versus a tax credit carryforward.